UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2007

E*TRADE Financial Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

135 East 57th Street, New York, New York 10022
(Address of Principal Executive Offices and Zip Code)

(646) 521-4300
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.    OTHER EVENTS

E*TRADE Financial Corporation ("the Company") is a participant in the Securities and Exchange Commission's ("SEC") voluntary eXtensible Business Reporting Language ("XBRL") filing program. Attached as Exhibit 100 to this report are documents that contain information from the Company's Annual Report on Form 10-K for the year ended December 31, 2006 (the "10-K"), filed on March 1, 2007 with the SEC, formatted in XBRL. Also, attached to this report is the Company's Intelligent Financial Statement(tm) which is a supplemental PDF that contains information from the 10-K and embeds XBRL financial data in a viewable and printable document. By moving your computer mouse over the displayed data, pop-up CoreFiling TagTips(tm) will show you how the data is internally expressed as XBRL.

Users of this data are advised pursuant to Rule 401 of Regulation S-T that the information contained in the XBRL documents is unaudited and these are not the official publicly filed financial statements of the Company. The purpose of submitting these XBRL formatted documents is to test the related format and technology and, as a result, investors should continue to rely on the official version of the furnished documents and not rely on this information in making investment decisions.

In accordance with Rule 402 of Regulation S-T, the information in this Current Report on Form 8-K, including Exhibit 100 and the supplemental PDF, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing or document.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

EX-100.INS	XBRL Report Instance Document

EX-100.SCH	XBRL Taxonomy Extension Schema Document

EX-100.PRE	XBRL Taxonomy Presentation Linkbase Document

EX-100.CAL	XBRL Taxonomy Calculation Linkbase Document

EX-100.LAB	XBRL Taxonomy Label Linkbase Document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 7, 2007

E*TRADE FINANCIAL CORPORATION

By:	/s/ Arlen W. Gelbard
Arlen W. Gelbard
Chief Administrative Officer, Corporate Secretary and General Counsel